UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2014

Cardigant Medical Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-176329	26-4731758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Rosecrans Avenue, St 500, Manhattan Beach, California 90266

 (Address of Principal Executive Offices)

Registrant’s telephone number:    (310) 421-8654

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective September 19, 2014, the Registrant amended Article 4 of its Certificate of Incorporation to increase the total number of shares of common stock, par value $0.001 per share,  it is authorized to issue from 50,000,000 to 1,000,000,000. The text of the amended Registrant’s Certificate of Incorporation has been attached hereto as Exhibit 3.1.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Article 4 of the Amended Certificate of Incorporation of Cardigant Medical Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardigant Medical Inc.

Date: September 22, 2014

/s/ Jerett A. Creed
Name: Jerett A. Creed
Title: Chief Executive Officer, Chief Financial Officer and Director

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does herby certify:

FIRST: That a meeting of the Board of Directors of

CARDIGANT MEDICAL INC.

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof.  The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “FOURTH” so that, as amended, said Article shall be and read as follows:

The total number of shares of stock that the corporation shall have authority to issue is 1,000,000,000 shares at $0.001 par value.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 17th day of September, 2014.

By:/s/ Jerett Creed

Title: President, Director

Name: Jerett A. Creed